EXHIBIT (a)(1)(iv)
IMPORTANT TAX INFORMATION
Under the Federal income tax law, you are subject to certain penalties as well as withholding of tax at the applicable rate if you have not provided us with your correct social security number or other taxpayer identification number. Please read this notice carefully.
You (as a payee) are required by law to provide us (as payer) with your correct taxpayer identification number. If you are an individual, your taxpayer identification number is your social security number. Otherwise, your taxpayer identification number is the employer Identification number issued by the IRS. If you have not provided us with your correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, interest, dividends, and other payments that we make to you may be subject to backup withholding.
If backup withholding applies, a payor is required to withhold at the IRS mandated applicable rate from interest, dividends and other payments made to you. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.
Enclosed is a reply envelope in which you must return the enclosed Substitute Form W-9 to furnish us your correct name and taxpayer identification number. Please read the instructions below, sign and date the Substitute Form W-9 and return to us.
INSTRUCTIONS FOR SUBSTITUTE FORM W-9 FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION NUMBER

(Selection references to the Internal Revenue Code.)
Purpose of Form
A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.
U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:
     1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
     2. Certify that you are not subject to backup withholding, or
     3. Claim exemption from backup withholding if you are a U.S. exempt payee.
     In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.
Note. It a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.
     For federal tax purposes, you are considered a person if you are:
•  An individual who is a citizen or resident of the United States,
•  A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or
•  Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.
Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.
     The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:
•  The U.S. owner of a disregarded entity and not the entity.
•  The U.S. grantor or other owner of a grantor trust and not the trust, and
•  The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. if you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).
Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.
     If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:
     1. The treaty country. Generally, this must be the same treat under which you claimed exemption from tax as a nonresident alien.
     2. The treaty article addressing the income.
     3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
     4. The type and amount of income that qualifies for the exemption from tax.
     5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.
     Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.
     If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate competed Form W-8.
What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
     You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.
Payments you receive will be subject to backup withholding if:
     1. You do not furnish your TIN to the requester,
     2. You do not certify your TIN when required (see the Part II instructions on page 4 for details),
     3. The IRS tells the requester that you furnished an incorrect TIN,
     4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
     5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
     Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.
     Also see Special rules regarding partnerships on page 1.
Penalties
Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
Specific Instructions
Name
If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.
     If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.
Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.
Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.
Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.
Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).
Exempt From Backup Withholding
If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.
     Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
Note. if you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.
Exempt payees. Backup withholding is not required on any payments made to the following payees:
     1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),
     2. The United States or any of its agencies or instrumentalities,
     3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,
     4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or
     5. An international organization or any of its agencies or instrumentalities.
     Other payees that may be exempt from backup withholding include:
     6. A corporation,
     7. A foreign central bank of issue,
     8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,
     9. A futures commission merchant registered with the Commodity Futures Trading Commission,
     10. A real estate investment trust,
     11. An entity registered at all times during the tax year under the investment Company Act of 1940,
     12. A common trust fund operated by a bank under section 584(a),
     13. A financial institution,
     14. A middleman known in the investment community as a nominee or custodian, or
     15. A trust exempt from tax under section 664 or described in section 4947.
     The chart, below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt recipients 1 through 7[2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, and payments for services paid by a federal executive agency.
Part I. Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.
     If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.
     If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.
Note. See the chart on page 4 for further clarification of name and TIN combinations.
How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

     If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.
Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.
Part II. Certification
To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4 and 5 below indicate otherwise.
     For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2.
Signature requirements. Complete the certification as indicated in 1 through 5 below.
     1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.
     2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.
     3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.
     4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).
     5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.
What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:

1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or single-owner LLC	The owner [3]

For this type of account:	Give name and EIN of:

6. Sole proprietorship or single-owner LLC	The owner [3]
7. A valid trust, estate, or pension trust	Legal entity [4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

[4]	List first and circle the name of the legal trust, estate, or pension trust, (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 1.
Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
Rev. 11-2005